EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of Odyssey Marine Exploration, Inc. and Subsidiaries on Form S-3 of our report dated May 3, 2004, which appears on page F-1 of the Annual Report on Form 10-KSB of Odyssey Marine Exploration, Inc. and Subsidiaries for the year ended February 29, 2004 and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Ferlita, Walsh & Gonzalez, P.A.

Ferlita, Walsh & Gonzalez, P.A.
Certified Public Accountants
Tampa, Florida


July 6, 2004